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                                  Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2003 relating to the financial statements and financial statement schedule of SBE, Inc., appearing in SBE, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2003.

/s/ BDO Seidman, LLP
San Francisco, California

March 31, 2004